Exhibit 21



                       LIST OF SUBSIDIARIES OF CULP, INC.




Name of Subsidiary                                           Jurisdiction of
Incorporation

Culp Fabrics (Shanghai) Co. Ltd.                      People's Republic of China
Culp Fabrics (Shanghai) International
  Trading Co. Ltd.                                    People's Republic of China
Culp International Holdings Ltd.                      Cayman Islands
Rayonese Textile Inc.                                 Canada
3096726 Canada Inc.                                   Canada